EXHIBIT 99.1

June 3, 2008

Sadhana Equity Investment, Inc.
18101 Von Karman Avenue, Suite 330
Irvine, California 92612

Dear Sir:

I hereby resign as a director and as president, secretary and treasurer of Sadhana Equity Investment, Inc. (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

By:	/s/ Ellen J. Talles
Ellen J. Talles